EXHIBIT 5
November 26, 2007
PrivateBancorp, Inc.
70 West Madison Street
Suite 900
Chicago, Illinois 60602
Attention: Christopher J. Zinski, Esq.
     Re: Stock Purchase Agreement
Ladies and Gentlemen:
     PrivateBancorp, Inc. (the “Corporation”), GTCR Fund IX/A, L.P., a Delaware limited partnership, GTCR Fund IX/B, L.P., Delaware limited partnership, and GTCR Co-Invest III, L.P., a Delaware limited partnership (collectively, including, as applicable, their affiliates, “Institutional Purchaser”) and certain other parties are entering into a Stock Purchase Agreement dated as of the date of this letter agreement (the “Stock Purchase Agreement”) providing for the issuance and sale of certain shares of the preferred and common stock of the Corporation. All capitalized terms used without definition in this letter agreement have the respective meanings provided in the Stock Purchase Agreement. Upon the consummation of the transactions contemplated by the Stock Purchase Agreement, the parties to the Stock Purchase Agreement will also be entering into a Preemptive and Registration Rights Agreement dated the date hereof (the “Preemptive and Registration Rights Agreement”).
     The Corporation and Institutional Purchaser are entering into this letter agreement for the purpose of confirming their understanding and agreement regarding certain matters relating to the transactions contemplated by the Stock Purchase Agreement and Preemptive and Registration Rights Agreement.
     Each of the Corporation and Institutional Purchaser agrees as follows:
     1. Legal Opinion. The legal opinion referred to in Section 3.1(g) of the Stock Purchase Agreement will include the Preemptive and Registration Rights Agreement within the scope of such opinion.
     2. Registration Deferral Provision. The Corporation confirms that the provisions of Section 2.1(d)(iv) of the Preemptive and Registration Rights Agreement permitting the Corporation to defer the filing of a registration statement relating to Registrable Securities (as defined in the Preemptive and Registration Rights Agreement) under certain circumstances are not intended to restrict the right of Institutional Purchaser to sell shares of common stock or preferred stock of the Corporation in accordance with Rule 144 during the period of such deferral.
     3. Lock-up Agreement. If the Corporation amends or waives any of the provisions of Section 5.2 of the Stock Purchase Agreement, or consents to any action pursuant to Section 5.2 of the Stock Purchase Agreement, for the benefit of any other Purchaser, the Corporation will promptly disclose such amendment or waiver to Institutional Purchaser and, at the request of any

Institutional Purchaser, will enter into a written agreement extending the benefit of such amendment or waiver to Institutional Purchaser.
     4. No Other Agreements. The Corporation represents to Institutional Purchaser that there are, and as of the Closing Date, there shall be, no side letters or other agreements relating to the purchase of Shares or other equity securities of the Corporation with any Purchaser or any of their Affiliates except for the Stock Purchase Agreement, the Preemptive and Registration Rights Agreement and that certain Letter Agreement, dated as of the date hereof, among the Corporation, Mesirow Financial Holdings, Inc. and Mesirow Financial Partners, IV, L.P. a true and complete copy of which has been provided to Institutional Purchaser.
     5. No Other Amendment. Except as expressly provided in this letter agreement, the Stock Purchase Agreement and Preemptive and Registration Rights Agreement will remain in full force and effect in accordance with their respective terms and conditions.
* * * * *

     If the foregoing correctly sets forth our agreement and understanding, please execute the enclosed counterpart of this letter agreement and return it to the undersigned at your earliest convenience.

GTCR FUND IX/A, L.P.
By:	GTCR Partners IX, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:
	Name:	Collin E. Roche
	Its:	Principal

GTCR FUND IX/B, L.P.
By:	GTCR Partners IX, L.P.
Its:	General Partner

By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:
	Name:	Collin E. Roche
	Its:	Principal

GTCR CO-INVEST III, L.P.
By:	GTCR Golder Rauner II, L.L.C.
Its:	General Partner

By:
	Name:	Collin E. Roche
	Its:	Principal

Agreed and accepted this November 26, 2007: PRIVATEBANCORP, INC.
By:
Its: CFO